Exhibit 10.1

EIGHTH AMENDMENT TO

DEVELOPMENT ALLIANCE AND SUPPLY AGREEMENT

This Eighth Amendment (“Amendment”) is made effective as of the date of the last signature below, between Biosense Webster, Inc. (“Biosense”) with an address at 33 Technology Drive, Irvine, California 92618 and Stereotaxis, Inc. (“Stereotaxis”) with an address at 4320 Forest Park Avenue, St. Louis, Missouri 63108.

WHEREAS, the parties have previously entered into the Development Alliance and Supply Agreement, effective May 7, 2002 (as amended, the “Amended Agreement”);

WHEREAS, the parties desire to amend the Amended Agreement to extend the term.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.	Article II.A. (Existing Daughter Products) in the Sixth Amendment shall be amended and restated as follows:

“Subject to the terms and conditions of the Amended Agreement, Biosense’s rights to Distribute worldwide the Existing Daughter Products on an exclusive basis are hereby extended through December 31, 2015 and thereafter on a nonexclusive basis through December 31, 2022.”

2.	Article II.B. (Japan) in the Sixth Amendment shall be amended and restated as follows:

“Notwithstanding Section II.A. above, Biosense’s exclusive rights to Distribute each of the Existing Daughter Products in Japan will be extended to the later of December 31, 2017 or five years after the date of approval of the applicable Existing Daughter Product for sale in Japan, and the non-exclusive rights to Distribute each of the Existing Daughter Products in Japan will be extended through December 31, 2022.”

3.	For the avoidance of doubt, the Parties acknowledge that (i) the Compatible CARTO System, as referenced in Section 3.2.2.1 of the Amended Agreement, has been completed and that any additional iterations of Compatible CARTO Systems would be subject to mutual agreement of the Parties and documented in a purchase order and (ii) the exclusivity set forth in Sections 2.3.1 and 2.3.2 expired on December 31, 2015.

4.	Unless otherwise defined in this Amendment, all capitalized terms in this Amendment will have the definitions afforded them in the Agreement.

5.	Except as set forth in this Amendment, the agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is a conflict between this Amendment and the Agreement or any earlier amendment, the terms of this Amendment will prevail.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.

BIOSENSE WEBSTER, INC.	STEREOTAXIS, INC.

By: /s/ Biren Mehta	By: /s/ David Fischel

Name: Biren Mehta	Name: David Fischel

Title: VP, Business Development	Title: CEO

Date: 6/19/2018	Date: 6/15/2018